EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of AXS 2X Innovation ETF, AXS Short China Internet ETF, AXS 1.25X NVDA Bear Daily ETF, AXS 2X PFE Bear Daily ETF, AXS 2X PFE Bull Daily ETF, AXS 1.5X PYPL Bear Daily ETF, AXS 1.5X PYPL Bull Daily ETF, AXS TSLA Bear Daily ETF, AXS 2X NKE Bear Daily ETF, AXS 2X NKE Bull Daily ETF, AXS Short De-SPAC Daily ETF and AXS Short Innovation Daily ETF, each a series of Investment Managers Series Trust II (the “Trust”), for the periods ended March 31, 2023 (the “Report”), Terrance Gallagher, as President/Chief Executive Officer of the Trust, and Rita Dam, as Treasurer/Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	6/9/2023

/s/ Terrance Gallagher
Terrance Gallagher
President/Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer/Chief Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Investment Managers Series Trust II for purposes of Section 18 of the Securities Exchange Act of 1934.